Pioneer Power Solutions Inc. 8-K

Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD Amendment to Employment Agreement (this “Amendment”) is made and entered as of this 15th day of February, 2019, (the “Amendment Effective Date”) by and between Jefferson Electric, Inc., a Delaware corporation (the “Company”), and Thomas Klink (“Executive”) for purposes of amending that certain Employment Agreement dated as of April 30, 2010, and amended as of April 30, 2013 and June 30, 2016, by and between the Company and Executive (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Employment Period under the Agreement is scheduled to terminate on the date hereof and the Company and Executive desire to extend such Employment Period for one (1) additional years, unless terminated earlier in accordance with Section 6 of the Agreement;

WHEREAS, in connection with such extension of the Employment Period, the Company and Executive desire to adjust Executive’s base salary as set forth in this Amendment; and

WHEREAS, Section 17 of the Agreement provides that the parties to the Agreement may amend the Agreement in a writing signed by the parties.

NOW THEREFORE, pursuant to Section 17 of the Agreement, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

1.

Section 1 of the Agreement is hereby amended as of the Amendment Effective Date by deleting said section in its entirety and substituting in lieu thereof the following new Section 1:

1.

Employment; Term. The Company shall employ Executive, and Executive shall work for the Company, for a term of ten (10) years commencing on the date hereof (April 30, 2010) and ending on April 30, 2020, unless terminated earlier in accordance with Section 6 hereof (the "Employment Period").

2.

Section 4.1 of the Agreement is hereby amended as of the Amendment Effective Date by deleting said section in its entirety and substituting in lieu thereof the following new Section 4.1:

4.1.

In consideration for the services to be performed by Executive during the Employment Period hereunder, the Company shall pay to Executive a base salary at the rate of (i) $312,000 per annum for the period of May 1, 2010 through April 30, 2013; (ii) $250,000.00 per annum for the period of May 1, 2013 through April 30, 2016; (iii) $315,000 for the period beginning on May 1, 2016 and ending on April 30, 2017; (iv) $340,000 for the period beginning on May 1, 2017 and ending on April 30, 2018; and (v) $365,000 for the period beginning on May 1, 2018 and ending on April 30, 2019; and(vi) $390,000 for the period beginning on May 1, 2019 ending on the last day of the Employment Period, payable in accordance with the Company's customary payroll practices for executive employees.

3.

Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

4.

In the event of a conflict between the Agreement and this Amendment, this Amendment shall govern.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

THE COMPANY:

JEFFERSON ELECTRIC, INC.

By:	/s/ Nathan Mazurek
Name:	Nathan Mazurek
Title:	Chief Executive Officer

EXECUTIVE:

/s/ Thomas Klink
Name: Thomas Klink
Title: Chief Financial Officer

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